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                                                                    Exhibit 7(2)


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-02581 of Glenbrook Life and Annuity Company on Form S-6 of our report dated March 1, 1996 relating to the financial statements and financial statement schedule of Glenbrook Life and Annuity Company, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.


/s/ Deloitte & Touche LLP

Chicago, Illinois
November 11, 1996